EXHIBIT 5.1

600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurth.com
January 10, 2017
Cheniere Energy, Inc.
700 Milam Street, Suite 1900
Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Cheniere Energy, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale, from time to time, by certain selling stockholders of up to an aggregate of 3,011,177 shares of common stock, par value $0.003 per share, of the Company that are issued and outstanding (“Stockholder Common Shares”), pursuant to a registration statement on Form S-3 (File No. 333-204432), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on May 22, 2015 (such Registration Statement on Form S-3 at the time it became effective, the “Registration Statement”). A prospectus supplement dated January 10, 2017, relating to the offer and sale of the Stockholder Common Shares, which, together with the prospectus filed with the Registration Statement (the “Base Prospectus”) constitute the “Prospectus”, was filed with the Commission pursuant to Rule 424(b)(7) (the “Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the Stockholder Common Shares.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the restated certificate of incorporation, as amended, and amended and restated by-laws, as amended, of the Company, (ii) the Registration Statement, (iii) the Base Prospectus, (iv) the Prospectus Supplement and (iv) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion expressed below.

In making our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies and (e) the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.
ANDREWS KURTH KENYON LLP
Austin Beijing Dallas Dubai Houston London New York Research Triangle Park Silicon Valley The Woodlands Washington, DC

January 10, 2017

Based upon and subject to the foregoing, and having due regard for such legal considerations as we deem relevant, and subject also to the limitations and other assumptions, exceptions and qualifications set forth herein, we are of the opinion that the Stockholder Common Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We express no opinion other than as to the Delaware General Corporation Law (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

We hereby consent to the filing of this opinion as an exhibit to a current report on Form 8-K and to the reference to this firm in such Form 8-K and under the heading “Validity of Securities” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Andrews Kurth Kenyon LLP